Exhibit 23.6


[RYDER SCOTT COMPANY LETTERHEAD]







                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the reference to our firm and to our reports effective August 31, 2002 and August 31, 2001 in the Annual Report on Form 10-K of Double Eagle Petroleum Co., incorporated by reference into the Form S-3 Registration Statement of Double Eagle Petroleum Co. to be filed with the Securities and Exchange Commission on or about June 30, 2004.



                                                 /s/ Ryder Scott Company, L.P.
                                                 ------------------------------
                                                     RYDER SCOTT COMPANY, L.P.

Denver, Colorado
June 29, 2004